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                                                                 Exhibit (a) (3)

                                    EXHIBIT 2
                            FORM OF WITHDRAWAL LETTER


                               724 SOLUTIONS INC.
         WITHDRAWAL OF PREVIOUSLY TENDERED OPTIONS PURSUANT TO THE OFFER
       TO EXCHANGE OUTSTANDING ELIGIBLE OPTIONS HAVING AN EXERCISE PRICE
       OF MORE THAN U.S.$3.00, OR MORE THAN CDN.$4.75 (IF DENOMINATED IN CANADIAN DOLLARS), GRANTED TO ELIGIBLE EMPLOYEES UNDER 724 SOLUTIONS INC.'S
               1997 AND 2000 STOCK OPTION PLANS, AND GRANTED AFTER
 JANUARY 15, 2001 TO ELIGIBLE EMPLOYEES UNDER 724 SOLUTIONS INC.'S TANTAU STOCK OPTION PLAN, FOR OPTIONS TO PURCHASE COMMON SHARES TO BE GRANTED
                        UNDER THE 2000 STOCK OPTION PLAN


                                WITHDRAWAL RIGHTS
                     EXPIRE AT 11:59 P.M., EASTERN STANDARD
                           TIME ON FEBRUARY 21, 2002,
               UNLESS THE OFFER IS EXTENDED BY 724 SOLUTIONS INC.


To:         724 Solutions Inc.
            Attention: Calvin Barrett
            10 York Mills Road, 3rd Floor
            Toronto, Ontario
            M2P 2G4
            Tel: (416) 226-2900, Ext. 5149
            Fax: (416) 228-2350

            Upon the terms and subject to the conditions set forth in the Offer to Exchange dated January 24, 2002 (the "Offer to Exchange") and my Acceptance Letter, dated __________________________ (the "Acceptance Letter" which, together with the Offer to Exchange, as they may be amended from time to time, constitutes the "Offer"), I tendered to 724 Solutions Inc., a Canadian corporation (the "Company"), all of my options to purchase common shares of 724 Solutions Inc. (the "Common Shares"), having an exercise price of more than U.S.$3.00 if the exercise price is denominated in United States currency and Cdn.$4.75 if denominated in Canadian currency, granted under the 724 Solutions Inc. 1997 Stock Option Plan, as amended and restated (the "1997 Plan"), or granted after January 15, 2001 under the Tantau Software Inc. 1999 Stock Option Plan, as amended, assumed by 724 Solutions (the "Tantau Plan"), and granted under the 724 Solutions Inc. 2000 Stock Option Plan, as amended and restated (such stock option plan, the "2000 Plan"; all of such plans collectively, the "Option Plans") that were outstanding on the Expiration Date (as defined below) (my "Tendered Options"), in exchange for "New Options" to be granted under the terms of the Offer. Pursuant to the terms and subject to the conditions of the Offer, I understand that I can withdraw the tender of my Tendered Options prior to 11:59 p.m., eastern standard time, on February 21, 2002, unless the Company has extended the period of time the Offer will remain open (the "Expiration Date"). In addition, unless the Company accepts my Tendered Options before 11:59 p.m., eastern standard time, March 21, 2002, I understand that I may


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withdraw my Tendered Options at any time after March 21, 2002. Accordingly, under the terms and subject to the conditions set forth in the Offer and this Withdrawal Letter (this "Withdrawal Letter"), I, the undersigned, hereby withdraw the tender of all my Tendered Options.

            I understand and acknowledge that:

          (1) I may not rescind my withdrawal and the Tendered Options that I hereby withdraw will be deemed not properly tendered for purposes of the Offer unless I re-tender those options prior to the Expiration Date by following the procedures described in Section 3 of the Offer to Exchange.

          (2) I must withdraw all of my Tendered Options; I may not withdraw only a portion of my Tendered Options. If I attempt to withdraw only a portion of my Tendered Options, this withdrawal will not be effective, and no Tendered Options will be withdrawn. Upon withdrawal of my Tendered Options, I understand that all such options shall remain outstanding pursuant to their original terms and conditions, including their exercise prices and vesting schedule.

          (3) Neither the Company nor any other person is obligated to give notice of any defects or irregularities in any withdrawal letter, nor will anyone incur any liability for failure to give any such notice. The Company will determine, in its discretion, all questions as to the form and validity, including time of receipt, of withdrawal letters. Our determination of these matters will be final and binding.

          (4) All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. As stated above, this withdrawal may not be rescinded.

          (5) I agree to all of the terms and conditions of the Offer and this withdrawal letter.

          (6) This letter must be completed and signed in the same name that appears on the Acceptance Letter previously submitted by the eligible employee who tendered the Tendered Options. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signer's full title must be specified and proper evidence of the authority of such person to act in such capacity must be submitted with this letter.

IMPORTANT: To withdraw the tender of Tendered Options, the signed withdrawal letter (or a facsimile copy thereof) must be received by the Company on or prior to the Expiration Date. A properly signed paper copy of this letter must be delivered by facsimile, inter-office mail, courier or regular external mail. Delivery by e-mail will not be accepted. The method by which the letter is delivered is at the employee's option and risk, and the delivery will be deemed made only when actually received by the Company. If the signed letter is delivered by regular external mail, the Company recommends that registered mail with return receipt requested be used. In all cases, sufficient time should be allowed to ensure timely delivery.


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                                        SIGNATURE OF OWNER


                                        X
                                        _______________________________________
                                        (Signature of Holder or Authorized
                                        Signatory - See Instructions 1 and 4 of
                                        the Acceptance Letter)


                                        Capacity:______________________________

                                        Date:__________________________________

                                        Print Name:____________________________

                                        Address:_______________________________

                                        _______________________________________

                                        _______________________________________

                                        _______________________________________

                                        Telephone No.
                                         (with area code):_____________________

                                        Email Address:_________________________




Withdrawal Letter


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